Exhibit 4.3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.

This Amended and Restated Warrant amends and restates, in its entirety, that certain Warrant to Purchase Stock issued by the Company to Pacific Western Bank on August 9, 2017 (the “Original Warrant”), in order to (a) clarify the number of shares for which this warrant is exercisable, and (b) reflect the transfer of the Original Warrant to PacWest Bancorp.

AMENDED AND RESTATED WARRANT TO PURCHASE STOCK

Corporation:	NALU MEDICAL, INC.
Number of Shares:	259,193
Class of Stock:	Series A-2 Preferred Stock
Initial Exercise Price:	$0.7234 per share
Original Issue Date:	August 9, 2017
Issue Date:	September 27, 2019
Expiration Date:	August 9, 2027

THIS AMENDED AND RESTATED WARRANT CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, PACWEST BANCORP or its assignee or transferee (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of Nalu Medical, Inc., a Delaware corporation (the “Company”), at the initial exercise price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this warrant, subject to the provisions and upon the terms and conditions set forth in this warrant.

ARTICLE 1

EXERCISE

1.1    Method of Exercise. Holder may exercise this warrant by delivering this warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased. As a condition to the issuance of Shares following exercise of this warrant, other than in connection with an Acquisition or an initial public offering of the Company’s equity securities, the Company may, in its reasonable business discretion, require Holder to execute counterpart signature pages to the Company’s Amended and Restated Investors’ Rights Agreement by and among the Company and the parties thereto dated April 25, 2017, as may be amended from time to time (the “Rights Agreement”), the Company’s Right of First Refusal and Co-Sale Agreement by and among the Company and the parties thereto dated June 26, 2015, as may be amended from time to time (the “ROFR & Co-Sale Agreement”), and the Company’s

Amended and Restated Voting Agreement by and among the Company and the parties thereto dated April 25, 2017, as may be amended from time to time (the “Voting Agreement” and together with the Rights Agreement and ROFR & Co-Sale Agreement, the “Investment Documents”).

1.2    Conversion Right. In lieu of exercising this warrant as specified in Section 1.1, Holder may from time to time convert this warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

1.3    Fair Market Value. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company’s stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.4    Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this warrant has not been fully exercised or converted and has not expired, a new warrant representing the Shares not so acquired.

1.5    Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this warrant, the Company at its expense shall execute and deliver, in lieu of this warrant, a new warrant of like tenor.

1.6    Treatment of Warrant Upon Acquisition of the Company.

1.6.1    “Acquisition.” For the purpose of this warrant, “Acquisition” means (a) any sale, exclusive license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or (b) any reorganization, consolidation, merger or sale of the voting securities of the Company or any other transaction where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction; provided, however, that (i) a consolidation of the Company with a wholly-owned subsidiary of the Company or (ii) any merger effected exclusively to change the domicile of the Company, shall not be deemed an Acquisition hereunder.

1.6.2    Exercise Upon Acquisition. Upon the closing of any Acquisition in which the consideration to be received by the Company’s stockholders consists of cash, securities of a publicly traded company, or a combination of both cash and securities of a publicly traded company, this warrant shall be deemed to have been automatically converted pursuant to Section 1.2, and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company.

1.6.3    Assumption of Warrant. Upon the closing of any Acquisition not referred to in Section 1.6.2, the successor entity shall assume the obligations of this warrant, and this warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this warrant.

ARTICLE 2

ADJUSTMENTS TO THE SHARES

2.1    Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2    Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this warrant, Holder shall be entitled to receive, upon exercise or conversion of this warrant, the number and kind of securities and property that Holder would have received for the Shares if this warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s amended and restated certificate of incorporation, as may be amended from time to time (the “Certificate of Incorporation”), including upon the closing of a registered public offering of the Company’s common stock. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3    Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are split, reclassified or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.

2.4    Adjustments for Diluting Issuances. In the event of the issuance (a “Diluting Issuance”) by the Company after the Issue Date of securities at a price per share less than the Warrant Price, that results in a downward adjustment to the Conversion Price (as defined in the Certificate of Incorporation) of the Series A-2 Preferred Stock that is not otherwise waived in accordance with the provisions of the Certificate of Incorporation, then the number of shares of common stock issuable upon conversion of the Shares shall be adjusted in accordance with those provisions of the Certificate of Incorporation that apply to Diluting Issuances with respect to the Series A-2 Preferred Stock.

2.5    Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of an authorized officer of the Company setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

2.6    Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the warrant, Holder hereby waives any right to receive such fractional share or remuneration therefor.

ARTICLE 3

REPRESENTATIONS AND COVENANTS OF THE COMPANY

3.1    Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

(a)    The initial Warrant Price referenced on the first page of this warrant is the price per share paid by the Company’s investors for shares of the Company’s Series A-2 Preferred Stock pursuant to the terms of the Second Series A-2 Preferred Stock Purchase Agreement dated April 25, 2017.

(b)    All Shares which may be issued upon the exercise of the purchase right represented by this warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or if Holder is required to become a party thereto pursuant to Section 1.1 hereof, contemplated by the Investment Documents or under applicable federal and state securities laws.

(c)    The Company’s capitalization table attached to this warrant is true and complete as of the Issue Date.

3.2    Notice of Certain Events. The Company shall provide Holder with not less than 10 days prior written notice of, including a description of the material facts surrounding, any of the following events: (a) declaration of any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) offering for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) effecting any reclassification or recapitalization of common stock; or (d) an Acquisition.

3.3    Information Rights. So long as the Holder holds this warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiques to the shareholders of the Company, (b) within one hundred eighty (180) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by an officer of the Company, and (b) upon request, as soon as practicable after the end of each of the first three quarters of each fiscal year, the Company’s quarterly financial statements.

3.4    Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be “Registrable Securities,” and Holder shall be a “Holder” under the Rights Agreement. Holder further agrees that the warrant and all Shares issued thereunder (and shares of common stock issuable upon conversion of the Shares) are subject to the market stand-off provision of Section 2.10 of the Rights Agreement.

ARTICLE 4

REPRESENTATIONS OF THE HOLDER

4.1    Representations and Warranties. The Holder makes the representations to the Company set forth in Appendix 2 hereof in connection with the issuance of this warrant (together with the Shares issuable upon exercise of this warrant, the “Securities”).

ARTICLE 5

MISCELLANEOUS

5.1    Term: Exercise Upon Expiration. This warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. If this warrant has not been exercised prior to the Expiration Date, this warrant shall be deemed to have been automatically exercised on the Expiration Date by “cashless” conversion pursuant to Section 1.2.

5.2    Legends. This warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

In addition to the foregoing, upon exercise, the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall, if Holder is required to become a party thereto pursuant to Section 1.1 hereof, be imprinted with legends provided in the Investment Documents.

5.3    Compliance with Securities Laws on Transfer. This warrant and the Shares issuable upon exercise of this warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with (i) applicable federal and state securities laws and (ii) with respect to the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any), if Holder is required to become a party thereto pursuant to Section 1.1 hereof the applicable provisions of the Investment Documents by the transferor and the transferee. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144 (d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale.

5.4    Transfer Procedure. Subject to the provisions of Section 5.3, and with respect to the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any), if Holder is required to become a party thereto pursuant to Section 1.1 hereof, the applicable provisions of the Investment Documents, Holder may transfer all or part of this warrant or the Shares issuable upon exercise of this warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable). No surrender or reissuance shall be required for a transfer to any affiliate of Holder.

5.5    Notices. All notices and other communications from the Company to Holder, or vice versa, shall be deemed delivered and effective when given personally, on the next business day when sent by a nationally recognized courier service for next business day delivery, or on the third business day when mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time. All notices to Holder shall be addressed as follows:

PacWest Bancorp

5.6    Amendments. This warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7    Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8    Governing Law. This warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

5.9    No Rights as a Stockholder. Except as expressly provided herein, nothing contained herein shall entitle Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose until the rights under this warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Warrant to Purchase Stock as of the date set forth above.

NALU MEDICAL, INC.

By:	/s/ Keegan Harper
Name:	Keegan Harper
Title:	CEO

APPENDIX 1

NOTICE OF EXERCISE

1.    The undersigned hereby elects to purchase                      shares of the                      stock of NALU MEDICAL, INC. pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full.

1.    The undersigned hereby elects to convert the attached warrant into shares in the manner specified in the warrant. This conversion is exercised with respect to                      of the shares covered by the warrant.

[Strike paragraph that does not apply.]

2.    Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Holder’s Name)

(Address)

3.    The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

PACWEST BANCORP or Registered Assignee

(Signature)

(Date)

APPENDIX 2

INVESTMENT REPRESENTATIONS

(a)    The undersigned is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The undersigned is purchasing the Securities for its own account for investment purposes only, not as a nominee or agent, and not with a view towards, or for resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”). The undersigned has such knowledge and experience in financial business matters and the undersigned is capable of evaluating the merits and risks of the purchase of the Securities and of protecting its interests in connection therewith.

(b)    The undersigned understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the undersigned’s investment intent as expressed herein.

(c)    The undersigned further understands that the Securities must be held indefinitely, and the undersigned must therefore bear the economic risk therewith, unless the Securities are subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, the undersigned understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required.

(d)    The undersigned is familiar with the provisions of Rule 144, promulgated pursuant to the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

(e)    The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things, the existence of a public market for the Securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sales being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of securities being sold during any three-month period not exceeding specified limitations.

(f)    The undersigned further understands that in the event that all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required.

(g)    The undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.